Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of
SEANERGY MARITIME HOLDINGS CORP.:
We consent to the inclusion in the registration statement on Form F-1 of SEANERGY MARITIME HOLDINGS CORP. (the “Company”) of our report dated March 27, 2009, with respect to the consolidated balance sheet of SEANERGY MARITIME HOLDINGS CORP. as of December 31, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, and our report dated June 16, 2008, except as to Note 20(i), which is as of July 25, 2008, with respect to the combined balance sheets of Goldie Navigation Ltd., Pavey Services Ltd., Shoreline Universal Ltd., Valdis Marine Corp., Kalistos Maritime S.A and Kalithea Maritime S.A (together the “Group”) as of December 31, 2007 and 2006, and the related combined statements of income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2007, which reports appear in the Company’s Amendment No. 2 to the Form F-1 dated (or filed on) October 29, 2009. Our report dated June 16, 2008, contains an explanatory paragraph stating that the combined financial statements referred to above present the aggregated financial information of the six vessel-owning companies and an allocation of long-term debt and that the combined financial statements may not necessarily be indicative of the Group’s financial position, results of operations, or cash flows had the Group operated as a separate entity during the periods presented or for future periods.
We consent to the reference to our firm under the caption “Experts” in the prospectus.
/s/ KPMG Certified Auditors AE
Athens, Greece
October 29, 2009

Consent of Independent Registered Public Accounting Firm
To the Board of Directors of
BULK ENERGY TRANSPORT (HOLDINGS) LIMITED:
We consent to the inclusion in the registration statement on Form F-1 of SEANERGY MARITIME HOLDINGS CORP. (the “Company”) of our report dated September 11, 2009, with respect to the consolidated balance sheets of BULK ENERGY TRANSPORT (HOLDINGS) LIMITED as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2008, and the period from December 18, 2006 (inception) to December 31, 2006, which report appears in the Company’s Amendment No. 2 to the Form F-1 dated (or filed on) October 29, 2009.
We consent to the reference to our firm under the caption “Experts” in the prospectus.
/s/ KPMG Certified Auditors AE
Athens, Greece
October 29, 2009